EXHIBIT 10.3



===============================================================================
                             MANUFACTURING AGREEMENT
===============================================================================

THIS AGREEMENT, made this 22 day of August, 1996, by and between S & H ELECTRONICS, INC, a Pennsylvania Corporation having its principal place of business at 13 North Linden Street, P.O. Box 86, Robesonia, PA 19551, (hereinafter referred to as "S&H")

                                       AND

TASTY FRIES, INC. a Pennsylvania Corporation having its principal place of business at 650 Sentry Parkway, Suite One, Blue Bell, PA, 19422, (hereinafter referred to as "Tasty Fries").

         CONSIDERATION: In consideration of the mutual promises contained herein and INTENDING TO LEGALLY BOUND the parties hereto hereby agree as follows:

         1. BACKGROUND OF THIS AGREEMENT. Tasty Fries has developed and is the owner of certain patents, registered trademarks, manufacturing trade secrets, technical know how and engineering designs relating to the manufacture of a certain type of french fry vending machine ("The Product"), more specifically set forth on Exhibit "A" which is attached hereto and incorporated herein. Included in Exhibit "A" is the design of machinery that S & H will manufacture, and the engineering drawings, patents, trademarks, specifications, instructions and other documentary descriptive matter identified in Exhibit "A". S & H desires to obtain the right to use such information contained in the documents identified in Exhibit "A" and to manufacture at its principal place of business the vending machine product described therein.

         2. PERMISSION. Tasty Fries does hereby grant to S & H the right to use all of the information provided to it by Tasty Fries and the license to manufacture the product at it's manufacturing location in Robesonia, Pennsylvania. This right to manufacture shall be for the initial quantity of 7,500 product units.

         3. PRODUCT. S & H shall manufacture for Tasty Fries a certain French Fry vending machine as more particularly described in Exhibit "A".

         4. FEES. After careful consideration, S & H has estimated that each vending machine product will require 40 man hours to assemble. S & H will charge Tasty Fries at a rate between $32.00 and $35.00 per hour per machine. Each product vending machine will be invoiced to Tasty Fries at a price not to exceed $1,400.00 for the first 7,500 machines and if built at $32.00 per hour then at the price of $1,280.00. These figures include internal sub assembly, total assembly, final testing and preparation for shipment. The parties hereto agree that this is a fair and reasonable estimated cost and that this estimated cost may be adjusted, within the perimeter set forth above, based upon the actual time required to manufacture a single vending machine product by further mutual agreement of the parties.

         5. SCHEDULE: The parties agree that the schedule for production of the Tasty Fries vending machine product will be as follows:

              First month of production.......................100 units
              Second month of production......................200 units
              Third month of production.......................300 units
              Fourth month of production......................500 units
              Fifth month of production.......................800 units

         After the fifth month S & H will manufacture 800 units per month until the total requirement of 7,500 units have been manufactured. It is agreed between the parties that the date for first month of production will be set between the parties at a mutual agreeable date and time.

         After S & H has performed this Agreement to Tasty Fries' satisfaction, in accordance with established specifications as attached hereto, Tasty Fries will offer S & H additional purchase orders for the manufacture of 12,000 Tasty Fries vending machine product units annually. basis in accordance with the terms and conditions contained herein.

         6. RESPONSIBILITY OF PARTIES: Tasty Fries shall supply all materials to S & H from suppliers of Tasty Fries choice. Said materials shall be purchased with Tasty Fries purchase orders and shipped directly to S & H without charge to S & H. S & H shall be responsible for inspecting and verifying the quantity, count and quality of all incoming parts and shall inform Tasty Fries within five
(5) business days of any deficiency in the quantity, count or quality of any incoming parts. S & H shall be responsible for all manufacturing functions however shall not be responsible for purchasing, ordering and delivering the specified component parts.

         7. OFFICES: S & H agrees to provide Tasty Fries with sufficient office space for a source inspector who will inspect the manufacturing process for efficiency and quality. The source inspector will have the authority to review any and all source documents, procedures or techniques employed by S & H in the manufacturing of the Tasty Fries french fry vending machines product. The primary function of the source inspector is to inspect the product for quality and to assure that each unit meets the standards required by Tasty Fries. Said standards will be developed by Tasty Fries and delivered in writing to S & H.

         8. DELIVERY: S & H shall not be responsible for the delivery of the finished manufactured product to its final destination. Tasty Fries distributors shall be responsible for the delivery of the Tasty Fries french fry vending machine to its final destination including payment of all freight charges in accordance with the terms of the Tasty Fries Distribution agreements.

         9. PAYMENT: Tasty Fries shall pay S & H invoices within thirty days of receipt.

         10. ASSIGNMENT: This Agreement shall not be assignable by either party without the written consent of the other party.

         11. SECTION HEADING: All section headings herein are inserted for convenience of reference only and shall not control, affect or modify the meaning or construction of any of the terms or provisions hereof.

         12. NOTICES: All Notices required by this Agreement to be given to either party hereto shall be in writing and shall be personally served upon the duly authorized representative of such party listed below or shall be mailed, by registered or certified mail, return receipt requested, to the addresses shown below or such other addresses as are specified by similar Notice:

                                               Tasty Fries, Inc.
                                               650 Sentry Parkway, Suite One
                                               Blue Bell, PA 19422
                                               Attn: President

                                               S & H Electronics, Inc.
                                               13 North Linden Street
                                               P.O. Box 86
                                               Robesonia, Pa 19551
                                               Attn: President
A Notice shall be effective upon receipt.

         13. GOVERNING LAW: This Agreement shall be governed in accordance with the Laws of the Commonwealth of Pennsylvania.

         14. ENTIRE AGREEMENT: This instrument states the entire Agreement between the parties hereto with respect to the subject matter hereof, and may not be amended except by written instrument executed by the parties hereto. It is anticipated that in the course of initially manufacturing the products involved herein, an additional Agreement may be necessary for purposes of attending to or working out additional details. Those Agreements must be duly signed and executed by each party hereto.

IN WITNESS WHEREOF, the parties hereto intending to be legally bound by the terms and conditions set forth above have executed this Agreement this of August, 1996

Tasty Fries, Inc.: (SEAL)                     Attest:


By:  /S/EDWARD C. KELLY                       /S/LEONARD J. KLARICH
    -----------------------------             ----------------------------
         Edward C. Kelly                              Secretary
         President & C.E.O


S & H Electronics, Inc.: (SEAL)               Attest:



By:  /S/JEFFREY W. HAAG                       /S/JOHN HAAG
    -----------------------------             ----------------------------
         Jeffrey Haag                                 Secretary
         President